Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey S. Lee and Alena S. Brenner (and each of them severally), each an executive officer of Cornerstone Building Brands, Inc. (the "Company"), his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, a Registration Statement on Form S-8 to be filed with respect to the Company's 2003 Long-Term Stock Incentive Plan, as amended to date and, any and all amendments to such Registration Statement (including pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ James S. Metcalf	Executive Chairman	September 7, 2021
James S. Metcalf

/s/ Kathleen J. Affeldt	Director	September 7, 2021
Kathleen J. Affeldt

/s/ George L. Ball	Director	September 7, 2021
George L. Ball

/s/ Gary L. Forbes	Director	September 7, 2021
Gary L. Forbes

/s/ John J. Holland	Director	September 7, 2021
John J. Holland

/s/ William E. Jackson	Director	September 7, 2021
William E. Jackson

/s/ Wilbert W. James, Jr.	Director	September 7, 2021
Wilbert W. James, Jr.

/s/ Daniel Janki	Director	September 7, 2021
Daniel Janki

/s/ John Krenicki, Jr.	Director	September 7, 2021
John Krenicki, Jr.

/s/ Timothy O'Brien	Director	September 7, 2021
Timothy O'Brien

/s/ Judith Reinsdorf	Director	September 7, 2021
Judith Reinsdorf

/s/ Nathan K. Sleeper	Director	September 7, 2021
Nathan K. Sleeper

/s/ Jonathan L. Zrebiec	Director	September 7, 2021
Jonathan L. Zrebiec